Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC. (NYSE — MIG) and
PROCENTURY CORPORATION (NASDAQ — PROS)

CONTACT:	Karen M. Spaun, Meadowbrook, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Meadowbrook, Director of External Financial Reporting, (248) 204-8590

Jeffrey Racz, ProCentury, AVP Enterprise Planning and Risk Management, (614) 823-6302

MEADOWBROOK INSURANCE GROUP, INC. AND
PROCENTURY CORPORATION
SHAREHOLDERS APPROVE MERGER
SOUTHFIELD, MICHIGAN AND COLUMBUS, OHIO
July 14, 2008
     Meadowbrook Insurance Group, Inc. (NYSE: MIG), a specialty property and casualty insurance holding company based in Southfield, Michigan, and ProCentury Corporation (Nasdaq: PROS), a Columbus, Ohio-based specialty property and casualty insurance holding company, announced today that shareholders of both companies have approved their merger. Robert Cubbin, President and CEO of Meadowbrook Insurance Group, Inc., and Edward Feighan, Chairman and CEO of ProCentury Corporation, jointly made the announcement.
     Meadowbrook and ProCentury announced plans to merge in February 2008 and expect the transaction to close in the third quarter of 2008, pending receipt of remaining regulatory approvals and other customary closing conditions.
     “We are very pleased that we have received strong support for the merger from the shareholders of both companies,” stated Cubbin. “The Meadowbrook and ProCentury management teams have been working together diligently to insure a smooth transition to form one cohesive organization. Many initiatives are underway to develop the numerous growth opportunities created by this merger of two strong, experienced and disciplined operations.”
     Added Feighan, “We believe that the combined strengths of our two specialty lines insurance companies creates exciting opportunities for both companies’ employees, agents and shareholders that did not exist before the merger.”
     About Meadowbrook Insurance Group, Inc.
     A leader in the alternative risk market, Meadowbrook Insurance Group is a risk management organization, specializing in alternative risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate website at meadowbrook.com.
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About ProCentury Corporation
     ProCentury Corporation is a specialty property and casualty insurance holding company based in Columbus, Ohio. Its subsidiary, Century Surety Company, underwrites property and casualty insurance for small and mid-sized businesses. Century Surety Company primarily writes excess and surplus lines insurance and markets its products through a select network of general agents. ProCentury Corporation common shares are listed on Nasdaq under the symbol “PROS”. For further information on ProCentury, please visit procentury.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Meadowbrook and ProCentury intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of Meadowbrook and ProCentury, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. Each of the companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of Meadowbrook and ProCentury and their respective subsidiaries include, but are not limited to: the risk that the businesses of Meadowbrook and/or ProCentury in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe. Other factors that could cause Meadowbrook’s or ProCentury’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in each company’s respective most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Neither Meadowbrook nor ProCentury undertakes any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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